Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

ANY PROSPECTIVE TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS HEREOF, INCLUDING, WITHOUT LIMITATION, SECTION 1(f)(vi) RELATING TO THE PRINCIPAL AMOUNT OF THIS NOTE.


                                CONVERTIBLE NOTE

Wenatchee, Washington
August 11, 1997                                                       $2,610,000

     FOR VALUE RECEIVED, PACIFIC AEROSPACE & ELECTRONICS, INC., a Washington corporation (the "Company"), hereby promises to pay to the order of NELSON PARTNERS or registered assigns ("Holder") the principal amount of TWO MILLION SIX HUNDRED TEN THOUSAND DOLLARS ($2,610,000), on December 31, 1999 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of 5.0% per annum from the date hereof (the "Issue Date") until the same becomes due and payable, whether at maturity or upon acceleration or by conversion or redemption in accordance with the terms hereof or otherwise. Interest on this Note shall commence accruing on the Issue Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable at the time of optional or mandatory conversion of the principal to which such interest relates in accordance with Section 1 hereof. Any amount of interest on this Note being paid in shares of Common Stock which is not paid when it is due and any amount of interest on this Note being paid in cash which is not paid within five Business Days (as defined below) of when it is due shall bear interest at the rate of 8.0% per annum from the date thereof until the same is paid ("Default Interest").

     All payments of principal and interest on this Note (to the extent such principal and/or interest is not converted into Common Stock in accordance with the terms hereof) shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in the Securities Purchase Agreement, dated August 11, 1997, pursuant to which this Note was originally issued (the "Purchase Agreement"). This Note and the other subordinated convertible notes issued by the Company on the Issuance Date pursuant to the Purchase Agreement are collectively referred to in this Note as the "Notes."

     The following terms shall apply to this Note:

     i. Holder's Conversion of Note. The Holder shall have the right, at the Holder's option, to convert this Note into shares of the Company's common stock, par value $.001 per share (the "Common Stock"), on the following terms and conditions:

          (1) Conversion Right. The Holder shall have the right at any time or times after the Issue Date and then at any time on or prior to the day that all of the principal, accrued interest and other payments payable hereunder are paid in full, to convert at any time and from time to time any part of the outstanding and unpaid principal amount of this Note of at least $10,000, or such lesser amount as shall remain unpaid at the time of the conversion (together with accrued interest thereon, unless the Company pays such accrued interest in cash as provided below), into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 1(i) below) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event shall any holder be entitled to convert any portion of this
               Note in excess of that portion of this Note which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the portion of this Note with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The Holder may waive the foregoing limitations by written notice to the Company upon not less than 61 days prior notice (with such waiver taking effect only upon the expiration of such 61 day notice period). The Company shall have the right to elect to pay accrued interest (including Default Interest, if any) in cash, in lieu of conversion to Common Stock in accordance with this Section 1. If the Company elects to pay accrued interest (including Default Interest, if any) in cash, such cash shall be paid simultaneously with the delivery to the Holder of the certificates representing the Common Stock issuable upon conversion in accordance with Section 1(f) below. At the written request of the Holder, the Company shall advise such Holder in writing, within three business days of such request, whether conversion of accrued interest (including Default Interest, if any) will be paid in Common Stock or in cash, and such election shall be binding on the Company for 30 days following the date of the Company's response. Failure of the Company to respond to the Holder within three business days shall be deemed to be an election to convert the accrued interest into Common Stock for any conversions pursuant to Conversion Notices (as defined in Section 1(f) below) submitted within 30 days plus three business days of the Holder's request, unless conversion of the interest into Common Stock would otherwise be limited by the terms of this Note.

          (2) Conversion Rate. The number of shares of Common Stock issuable upon conversion of this Note pursuant to Sections (1)(a) shall be determined according to the following formula (the "Conversion Rate"):

               Conversion Amount

               Conversion Price


     For purposes of this Note, the following terms shall have the following meanings:

               (i) "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination, the lower of the Fixed Conversion Price and the Floating Conversion Price, each in effect as of such date and subject to adjustment as provided herein.

               (ii) "Fixed Conversion Price" means $4.75, subject to adjustment as provided herein.

               (iii) "Floating Conversion Price" means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage in effect as of such date by the Average Market Price for the Common Stock.

               (iv) "Conversion Percentage" means one hundred (100%), subject in each case to adjustment as provided herein.

               (v) "Average Market Price" means, the arithmetic average of the five lowest Closing Bid Prices (as defined below) during the 40 consecutive trading days. immediately preceding such date.

               (vi) "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on the Nasdaq National Market as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Nasdaq National Market is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Notes. If the Company and the holders of Notes are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 1(f)(iii) below with the term "Closing Bid Price" being substituted for the term "Average Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock, split or other similar transaction during such period).

               (vii) "Conversion Amount" means the sum of (A) the principal amount of this Note to be converted in such conversion, (B) accrued and unpaid interest, if any, on such principal amount and (C) Default Interest, if any, on the interest referred to in clause (B) above (subject to the Company's right to pay the interest referred to in clauses (B) and (C) in cash, as provided in Section 1(a) above).

          (3) Effect of Failure to Obtain and Maintain Effectiveness of Registration Statement. If the registration statement (the "Registration Statement") covering the resale of the shares of Common Stock issuable upon conversion of this Note and required to be filed by the Company pursuant to the Registration Rights Agreement between the Company and the Buyers referred to therein (the "Registration Rights Agreement") is not declared effective by the Securities and Exchange Commission (the "SEC") on or before 180 days after the Issue Date (the "Scheduled Effective Date"), or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise), then, as liquidated damages for any delay in or reduction of its ability to sell the underlying shares of Common Stock, but subject to the Holder's rights under Section 2(d), the Company shall pay to the Holder an amount in cash equal to the product of (i) the outstanding principal amount of this Note at such time multiplied by (ii) .02 multiplied by (iii) the quotient of (x) the sum of (A) the number of days after the Scheduled Effective Date and prior to the date the relevant Registration Statement is declared effective by the SEC and (B) the number of days that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective by the SEC (such number of days being collectively referred to herein as the "Registration Statement Default Days") divided by (y) 30. Notwithstanding the foregoing, the Registration Statement Default Days shall not include the number of days during any Grace Period (as defined in the Registration Rights Agreement). The Company shall not be required to make the foregoing payments in respect of any principal amount of this Note that the Holder requires the Company to redeem pursuant to Section 2(d)(i) or 2(d)(ii) hereof, provided that the Company has paid the applicable Redemption Price in compliance with Section 2 hereof.

          (4) Adjustment to Conversion Price -- Dilution and Other Events. In order to prevent dilution of the rights granted under this Note, the Conversion Price will be subject to adjustment from time to time as provided in this Section 1(d).

               (i) Adjustment of Fixed Conversion Price upon Issuance of Common Stock. If and whenever on or after the Issuance Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan or an Approved Acquisition (each as defined below)) or in connection with the conversion of the Company's Series A Convertible Preferred Stock) for a consideration per share less than the lesser of the arithmetic average of the Closing Bid Prices for the ten (10) consecutive trading days immediately preceding the date of such issuance or sale and the Fixed Conversion Price in effect immediately prior to such time (the "Applicable Price"), then immediately after such issue or sale, the Fixed Conversion Price shall be reduced to an amount equal to the product of (x) the Fixed Conversion Price in effect immediately prior to such issue or sale and (y) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Applicable Price by the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale, and (II) the consideration, if any, received by the Company upon such issue or sale, by (2) the product derived by multiplying (I) the Applicable Price by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of determining the adjusted Fixed Conversion Price under this Section 1(d)(i), the following shall be applicable:

                    (A) Issuance of Options. If the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock (other than pursuant to an Approved Stock Plan, in connection with an approved Acquisition or upon conversion of the Notes or the Series A Convertible Preferred Stock) or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Applicable Price, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of this Section 1(d)(i)(A), the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by
               (II) the total maximum number of shares of Common Stock issuable upon exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                    (B) Issuance of Convertible Securities. If the Company in
               any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Applicable Price, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of this
               Section 1(d)(i)(B), the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (I) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No adjustment of the Fixed Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 1(d)(i), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

                    (C) Change in Option Price or Rate of Conversion. If the
               purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Fixed Conversion Price in effect at the time of such change shall be readjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

                    (D) Certain Definitions. For purposes of determining the
               adjusted Fixed Conversion Price under this Section 1(d)(i), the following terms have meanings set forth below:

                         (I) "Approved Stock Plan" shall mean any contract, plan
                    or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant, financial advisor or other service provider.

                         (II) "Common Stock Deemed Outstanding" means, at any
                    given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 1(d)(i)(A) and 1(d)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Notes.

                         (III) "Approved Acquisition" means any acquisition, by
                    way of asset purchase, stock purchase, merger or otherwise, of any business by the Company that has been approved by the Board of Directors of the Company.

                    (E) Effect on Fixed Conversion Price of Certain Events. For
               purposes of determining the adjusted Fixed Conversion Price under this Section 1(d)(i), the following shall be applicable:

                         (I) Calculation of Consideration Received. If any
                    Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Average Market Price of such securities for the twenty (20) consecutive trading days immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of a majority of the principal amount of the Notes then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within forty-eight (48) hours of the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company. The determination of such appraiser shall be deemed binding upon all parties absent manifest error.

                         (II) Integrated Transactions. In case any Option is
                    issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01.

                         (III) Treasury Shares. The number of shares of Common
                    Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                         (IV) Record Date. If the Company takes a record of the
                    holders of Common Stock for the purpose of entitling them
                    (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (ii) Adjustment of Fixed Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common

          Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

               (iii) Intentionally omitted.

               (iv) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person (as defined below) or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, other than by way of an event described in
          Section 1(d)(ii), is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the principal amount of the Notes then outstanding) to insure that each of the holders of the Notes will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Notes, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Notes had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the principal amount of the Notes then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 1(d) and Section 1(e) below will thereafter be applicable to the Notes (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Fixed Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than the Fixed Conversion Price in effect immediately prior to such consolidation, merger or sale). The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance satisfactory to the holders of a majority of the principal amount of the Notes then outstanding), the obligation to deliver to each holder of the Notes such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. The provisions of this Section 1(d)(iv) will not apply with respect to any Conversion Amount which the Company has redeemed in accordance with Section 2 below.

               (v) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 1(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Notes; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 1(d).

               (vi) Notices.

                    (A) Immediately upon any adjustment of the Conversion Price pursuant to Section 1(d), the Company will give written notice thereof to each holder of the Notes, setting forth in reasonable detail and certifying the calculation of such adjustment.

                    (B) The Company will give written notice to each holder of
               Notes at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; provided that in no event shall such notice be provided to such holder prior to such information being made known to the public.

                    (C) To the extent notice is not required to be given under clause B(III) above, the Company will give written notice to each holder of Notes at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

          (5) Purchase Rights. In addition to any adjustments of the Conversion Price pursuant to Section 1(d) above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holders of Notes will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Notes immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (6) Mechanics of Conversion. Subject to the Company's inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 5 below:

               (i) Holder's Delivery Requirements. To convert this Note into shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Central Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Company or its designated agent (the "Agent"), and (B) subject to Section 1(f)(vi) below, surrender to a common carrier for delivery to the Company or the Agent as soon as practicable following such date, the Notes being converted (or an indemnification undertaking with respect to such Notes in the case of their loss, theft or destruction) and the originally executed Conversion Notice. If the Conversion Notice is transmitted (as evidenced by the sender's time/date stamp as shown on the facsimile) after 5:00 p.m, Pacific time, the date of receipt, for purposes of Section 1(f)(ii), shall be deemed to be the business day immediately following the date of transmission.

               (ii) Company's Response. Upon receipt by the Company of a Conversion Notice in proper form, the Company shall (A) immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and (B) cause its Transfer Agent within five business days following the date of receipt to (I) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled or
          (II) credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with The Depository Trust Company. The Company shall use its best efforts to cause its Transfer Agent to take the actions specified in clause (I) or clause (II) of the preceding sentence within three business days following the date of receipt. Subject to Section 1(f)(vi) below, if this Note is physically delivered upon conversion and if the Conversion Amount represented by this Note submitted for conversion is greater than the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than five business days after receipt of this Note and at the Company's own expense, issue and deliver to the holder a new Note representing the Conversion Amount not converted.

               (iii) Dispute Resolution. In the case of a dispute as to the determination of the Average Market Price or the arithmetic calculation of the Conversion Rate, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within two (2) business days of receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Average Market Price or arithmetic calculation of the Conversion Rate within one (1) business day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile (A) the disputed determination of the Average Market Price to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

               (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this

          Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

               (v) Company's Failure to Timely Convert. If the Company shall fail to issue to the Holder, or credit the Holder's balance account with The Depository Trust Company on a timely basis as described in this Section 1(f) for, the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of the Conversion Amount of this Note or, in the event this Note is physically delivered upon a conversion, the Company shall fail to deliver a new Note representing the Conversion Amount to which such holder is entitled pursuant to Section 2(f), in addition to all other available remedies which such holder may pursue hereunder and under the Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to the Holder on each such date after the fifth Business Day following the receipt by the Company or the Agent of the Conversion Notice such conversion or delivery of a new Note is not timely effected in an amount equal to 1.0% of the sum of (A) the Conversion Amount in the event that such conversion is not timely effected and (B) if the Conversion Amount represented by this Note submitted for conversion is greater than the Conversion Amount being converted, the Conversion Amount represented by this Note which is not being converted, in the event that such new Note is not timely delivered.

               (vi) Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted. The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith (subject to any restrictions on transfer contained in the Purchase Agreement) issue and deliver upon the order of the Holder a new note of like tenor, registered as the Holder may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated of the face hereof.

          (7) Conversion at the Option of the Company. At any time or times on or after the Issue Date, the Company shall have the right, in its sole discretion, to require that any or all of the outstanding Notes be converted ("Conversion at Company's Election") at the Conversion Rate, provided that the Conditions to Conversion at the Option of the Company (as set forth below) are satisfied. The Company shall exercise its right to Conversion at the Company's Election by providing each holder of Notes written notice ("Notice of Conversion at Company's Election") at least 20 business days prior to the date selected by the Company for conversion ("Company's Election Conversion Date"). The Notice of Conversion at Company's Election shall indicate (x) the Conversion Amount of the Notes the Company has selected for conversion, (y) the Company's Election Conversion Date, which date shall be not less than 20 business days or more than 40 calendar days after each holder's receipt of such notice, and (z) each holder's pro-rata share of outstanding Conversion Amount of the Notes. All of the Conversion Amounts of the Notes selected for conversion in accordance with the provision of this Section 1(g) shall be converted as of the Company's Election Conversion Date in accordance with this Section 1 as if the holders of such Notes had given the Conversion Notice on the Company's Election Conversion Date, and the Conversion Date had been fixed as of the Company's Election Conversion Date, for all purposes of this
               Section 1, and all holders of the Notes shall thereupon and within two (2) business days after the Company's Election Conversion Date surrender the Notes selected for conversion to the Company or the Agent. "Conditions to Conversion at the Company's Election" means the following conditions: (i) the arithmetic average of the Closing Bid Prices for the 30 consecutive trading days immediately preceding the date of the Company's Notice of Conversion at the Company's Election is at least 150% of the Fixed Conversion Price; (ii) the Closing Bid Price on the Company's Election Conversion Date is at least 150% of the Fixed Conversion Price; (iii) the Company shall not have previously given Notice of Conversion at Company's Election; (iv) the Conversion Amount selected for conversion is not more than 25% of the Conversion Amount of this Note on the date of the Company's Notice of Conversion at the Company's Election; (v) the Registration Statement shall have been declared effective by the SEC and for the period beginning 30 consecutive trading days prior to the Company's Notice of Conversion at the Company's Election and ending on the Company's Election Conversion Date (the "Company's Election Conversion Period") sales can be made pursuant to the Registration Statement; (vi) at all times during the Company's Election Conversion Period the Common Stock shall be included for quotation on the Nasdaq National Market, The American Stock Exchange, Inc. or the New York Stock Exchange, Inc. and the trading of the Common Stock shall not have been suspended by the SEC, any such exchange or the National Association of Securities Dealers, Inc.; (vii) at all times during the Company's Election Conversion Period, the Company shall have delivered certificates representing shares of Common Stock or credited the Holder's general account with The Depository Trust Company within five Business Days of the Company's or the Transfer Agent's receipt of the Note Certificates submitted for conversion pursuant to a Conversion Notice; and (viii) the Company is not in default under this Note, the Securities Purchase Agreement and the Registration Rights Agreement. Notwithstanding the above, any holder of the Notes may convert any of the Notes (including the Notes selected for conversion) into Common Stock pursuant to
          Section 1(a) on or prior to the date immediately preceding the Company's Election Conversion Date.

          (8) Mandatory Conversion. If any Conversion Amount of this Note remains outstanding on the Maturity Date, then all of such Conversion Amount shall be converted as of such date in accordance with this Section 1(h) as if the Holder had given a Conversion Notice with respect to the remaining Conversion Amount on the Maturity Date. The Holder shall, within three business days following the Maturity Date, surrender this Note to the Company or the Transfer Agent.

          (9) Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one of the Notes held by the same holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

          (10) Taxes. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of this Note; provided that the Company shall not be required to pay any transfer taxes or fees related to any transfer of Common Stock by a Holder in connection with a conversion.

     ii.  Redemption at Option of Holders.

          (1) Redemption Option Upon Major Transaction. In addition to all other rights of the Holder contained herein, after a Major Transaction (as defined below), the Holder shall have the right, at the Holder's option, to require the Company to redeem all or a portion of this Note for an amount in cash equal to 115% of the Conversion Amount being redeemed ("Major Transaction Redemption Price").

          (2) Redemption Option Upon Triggering Event. In addition to all other rights of the Holder contained herein, after a Triggering Event (as defined below), the Holder shall have the right, at the Holder's option, to require the Company to redeem all or a portion of this Note for an amount in cash equal to 115% of the Conversion Amount being redeemed ("Triggering Event Redemption Price" and, collectively with "Major Transaction Redemption Price," the "Redemption Price").

          (3) "Major Transaction". A "Major Transaction" shall be deemed to have occurred at the closing of any of the following events:

                    (i) the consolidation, merger or other business combination of the Company with or into another Person if stockholders of the Company immediately prior to such transaction do not, immediately following such transaction, hold stock or other ownership interests of the surviving entity possessing voting power sufficient to elect a majority of such entity's Board of Directors.

                    (ii) the sale or transfer of all or substantially all of the
               Company's assets; or

                    (iii) a purchase, tender or exchange offer made to and
               accepted by the holders of more than 50% of the outstanding shares of Common Stock.

          (4) "Triggering Event". A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

                    (i) the failure of the Registration Statement to be declared effective by the SEC on or prior to the date that is 180 days after the Issue Date;

                    (ii) while the Registration Statement is required to be
               maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for the sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five consecutive Business Days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of the Holder, and provided further that the Registration Statement shall not be deemed to be unavailable during any Grace Period (as defined in the Registration Rights Agreement);

                    (iii) the delisting of the Common Stock from the Nasdaq
               National Market System, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc.

                    (iv) the Company's notice to any holder of the Notes,
               including by way of public announcement, at any time, of its intention not to comply with proper requests for conversion of any of the Notes into shares of Common Stock, except for the reasons set forth in Section 4(a) but including failure to convert for reasons stated in Section 3(a); or

                    (v) Donald A. Wright ceases to be the President of the
               Company for any reason prior to the Registration Statement being declared effective by the SEC.

          (5) Mechanics of Redemption at Option of Buyer Upon Major Transaction. No sooner than 20 days nor later than 10 days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile ("Notice of Major Transaction") to each holder of the Notes. At any time after receipt of a Notice of Major Transaction, the holders of at least two-thirds (2/3) of the principal amount of the Notes then outstanding may require the Company to redeem all of the Notes then outstanding by delivering written notice thereof via facsimile ("Notice of Redemption at Option of Buyer Upon Major Transaction") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the Conversion Amount that such holders are voting in favor of redemption and (ii) the applicable Redemption Price, as calculated pursuant to Section 2(a) above.

          (6) Mechanics of Redemption at Option of Buyer Upon Triggering Event. Within one (1) business day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile ("Notice of Triggering Event") to each holder of the Notes. At any time after receipt of a Notice of Triggering Event, the holders of at least two-thirds (2/3) of the principal amount of the Notes then outstanding may require the Company to redeem all of the Notes by delivering written notice thereof via facsimile ("Notice of Redemption at Option of Buyer Upon Triggering Event") to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the Conversion Amount that such holders are voting in favor of redemption and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 2(b) above.

          (7) Payment of Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer Upon Major Transaction or a Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, from the holders of at least two-thirds (2/3) of the principal amount of the Notes then outstanding, the Company shall immediately notify each holder by facsimile of the Company's receipt of such requisite notices necessary to affect a redemption and each holder of the Notes shall thereafter promptly send such holder's Note Certificates to be redeemed to the Company or its Agent. The Company shall deliver the applicable Redemption Price, as the case may be, to such holder within thirty (30) days after the Company's receipt of the requisite notices required to affect a redemption; provided that a holder's Note Certificates shall have been so delivered to the Company or its Agent; provided further that if the Company is unable to redeem all of the Notes, the Company shall redeem a Conversion Amount from each holder of the Notes equal to such holder's pro-rata amount (based on the principal amount of the Notes then held by such holder relative to the aggregate principal amount of the Notes then outstanding) of all the Notes being redeemed. If the Company shall fail to redeem all of the Notes submitted for redemption (other than pursuant to a dispute as to the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of the Notes may have under this Note and the Securities Purchase Agreement, the applicable Redemption Price payable in respect of such unredeemed Notes shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Redemption Price in full to each holder, holders of at least two-thirds (2/3) of the outstanding principal amount of the Notes, including principal amounts of the Notes submitted for redemption pursuant to this
               Section 2 and for which the applicable Redemption Price has not been paid, shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to each holder all of the Notes that were submitted for redemption by such holder under this Section 2 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice(s) and prior to payment of the full applicable Redemption Price to each holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Triggering Event or the Notice(s) of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those Notes submitted for redemption and for which the applicable Redemption Price has not been paid and default interest on such unpaid Redemption Price shall cease to accrue on the Notes not redeemed, (ii) the Company shall immediately return any Notes submitted to the Company by each holder for redemption under this Section 2(g) and for which the applicable Redemption Price has not been paid, and (iii) if the Company has failed to pay all accrued default interest on the unpaid Redemption Price as required by this Section, (A) the Fixed Conversion Price of such returned Notes shall be adjusted to the lesser of (x) the Fixed Conversion Price as in effect on the date on which the Void Optional Redemption Notice(s) is delivered to the Company and (y) the average of the five lowest Closing Bid Prices during the period beginning on the date on which the Notice(s) of Redemption of Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company; provided that no adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect, and (B) the Conversion Percentage in effect at such time shall be reduced by a number of percentage points equal to the product of (x) .25 and (y) the number of days in the period beginning on the date on which the Notice(s) of Redemption at Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company. Notwithstanding the foregoing, in the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 1(f)(iii) above with the term "Closing Bid Price" being substituted for the term "Average Market Price" and the term "Redemption Price" being substituted for the term "Conversion Rate". Payments provided for in this Section 2 shall have priority to payments to stockholders or holders of convertible notes (other than the Notes) in connection with a Major Transaction.

     iii. Inability to Fully Convert.

          (1) Holder's Option if Company Cannot Fully Convert. If, upon the Company's receipt of a Conversion Notice, the Company can not issue shares of Common Stock registered for resale under the Registration Statement for any reason (other than due to the Nasdaq Cap which limitation shall be governed by Section 4 below), including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its Securities, from issuing all of the Common Stock which is to be issued to a holder of any of the Notes pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement (other than due to the Nasdaq Cap), then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 1(f) above and, with respect to the unconverted portion of this Note, the Holder, solely at the Holder's option, can elect to:

               (a) require the Company to redeem from such holder that portion of this Note for which the Company is unable to issue Common Stock in accordance with Section 2(b) above;

               (b) if the Company's inability to fully convert the Notes is pursuant to clause (z) of Section 3(a) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 1(f) above; or

               (c) void its Conversion Notice and retain or have returned, as the case may be, the nonconverted portion of the Notes that were to be converted pursuant to such holder's Conversion Notice;

          (2) Mechanics of Fulfilling Holder's Election. The Company shall immediately send via facsimile to a holder of the Notes, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 3(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate
               (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the portion of the

               Conversion Amount which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder must within five (5) business days of receipt of such Inability to Fully Convert Notice deliver written notice via facsimile to the Company ("Notice in Response to Inability to Convert") of its election pursuant to Section 3(a) above.

          (3) Payment of Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Section 3(a)(i) above, the redemption will occur pursuant to Sections 2(f) and (g) above.

          (4) Pro-rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of the Notes on the same day and the Company can convert and redeem some, but not all, of the Conversion Amounts pursuant to this
               Section 3, the Company shall convert and redeem from each holder of Notes electing to have Conversion Amounts converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the principal amount of the Notes held by such holder relative to the aggregate principal amount of the Notes outstanding) of all Notes being converted and redeemed at such time.

     iv. Inability to Convert due to Nasdaq Cap.

          (1) Company's Option if it Cannot Fully Convert due to Nasdaq Cap. If upon the Company's receipt of a Conversion Notice, the Company can not issue shares of Common Stock due to the Nasdaq Cap (as defined in Section 10 below) (a "Nasdaq Cap Event"), then the Company shall, at its option, either (i) redeem the remaining Conversion Amount of this Note pursuant to Section 4(b) below or
               (ii) use its best efforts to obtain the approval of its shareholders of the issuance of the Notes and the shares of Common Stock issuable upon conversion of the Notes, including the issuance of shares of Common Stock in excess of the Nasdaq Cap, pursuant to Section 4(c) below. Upon the occurrence of a Nasdaq Cap Event, the Company shall issue as many shares of Common Stock as it is able to issue in accordance with the Holder's Conversion Notice and pursuant to Section 1(f) above and, within five Business Days after a Nasdaq Cap Event, the Company shall send a notice via facsimile to each holder of the Notes of the Company's election to redeem all Conversion Amounts of the Notes which can not be converted or to obtain shareholder approval, each as described above.

          (2) Payment of Redemption Price. If the Company elects to redeem the portion of the Conversion Amounts of the Notes which can not be converted due to the Nasdaq Cap, the Company shall pay to each holder within 25 days of the Nasdaq Cap Event an amount in cash equal to (i) if such payment is made within 365 days after the Issue Date, 110% of the Conversion Amount of the Note as of the date the redemption amount is paid in full or (ii) if such payment is made more than 365 days after the Issue Date, 115% of the Conversion Amount of the Note as of the date the redemption amount is paid in full (collectively, the "Nasdaq Cap Redemption Price"). If the Company shall fail to pay the applicable Nasdaq Cap Redemption Price to such holder on a timely basis as described in this Section 4(b), in addition to any remedy such holder of the Notes may have under this Note and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full and shall be payable on the last day of each 30-day period following the twenty-fifth (25th) day after the Nasdaq Cap Event.

          (3) Shareholder Approval. If the Company elects to seek shareholder approval of the issuance of the Notes and the shares of Common Stock issuable upon conversion of the Notes, including the issuance of shares of Common Stock in excess of the Nasdaq Cap, then the Company shall (i) call a special meeting of its shareholders, if necessary, (ii) provide each shareholder entitled to vote at such meeting a proxy statement, a copy of which has been previously provided to the holders of the Notes and a counsel of their choice, soliciting each such shareholder's affirmative vote at such meeting for the approval of the issuance of the Notes and the shares of Common Stock issuable upon conversion of the Notes and (iii) use its best efforts to obtain such shareholder approval. In the event such shareholder approval is not obtained within 60 days after the Nasdaq Cap Event, the Company shall pay to each holder an amount in cash equal to 2.0% per month of the remaining Conversion Amount (pro rated for partial months) from the date of the Nasdaq Cap Event until such shareholder approval is obtained. The first of such payments shall be made on the sixty-first (61st) day after the Nasdaq Cap Event and succeeding payments shall be made on the last day of each 30-day period following the 60-day period after the Nasdaq Cap Event. In the event shareholder approval is not obtained within 120 days of the Nasdaq Cap Event, the Company shall redeem the remaining Conversion Amounts on or before the date that is 135 days after the Nasdaq Cap Event and shall continue to make the payments described above in the amount of 2.0% per month until the Conversion Amounts have been redeemed in full.

     v. Reissuance of Notes. In the event of a conversion or redemption pursuant to this Note of less than all of the principal amount represented by this Note, the Company shall promptly cause to be issued and delivered to the Holder, upon tender by the Holder of the Note converted or redeemed, a new note of like tenor representing the remaining principal amount of this Note which has not been so converted or redeemed.

     vi.  Defaults and Remedies.

          (1)  Events of Default. An Event of Default is: (i) default for thirty
               (30) days in payment of interest or Default Interest on this Note on or after the Maturity Date; (ii) default in payment of the principal amount of this Note when and as due; (iii) failure by the Company for thirty (30) days after notice to it to comply with any other material provision of this Note, except in the case of optional redemption by Holder upon the occurrence of a Major Transaction or Trigger Event; (iv) any acceleration prior to maturity, due to a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter, provided that the Company's obligation with respect to any such borrowed or accelerated amount exceeds, in the aggregate, $2,000,000; (v) if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors; or (E) admits in writing that it is generally unable to pay its debts as the same become due; or (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against the Company in an involuntary case; (2) appoints a Custodian of the Company or for all or substantially all of its property; or (3) orders the liquidation of the Company or any subsidiary, and the order or decree remains unstayed and in effect for ninety (90) days. The Term "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or State Law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          (2) Remedies. If an Event of Default occurs and is continuing, the Holder of this Note may declare all of this Note, including any interest and Default Interest and other amounts due, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (iv) and (v) of
               Section 6(a), this Note shall become due and payable without further action or notice (an "Automatic Acceleration"); provided, however, that in the case of an Event of Default arising from events described in clause (iv) of Section 6(a), an Automatic Acceleration shall be deemed to be waived if the acceleration of the indebtedness as described in clause (iv) of Section 6(a) is cured by the Company and waived by the holder of such indebtedness within 10 days of the acceleration of such indebtedness. Holder may not enforce the agreements contained in this Note except as provided herein. In addition to any remedy such holder of the Notes may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full

     vii. Reservation of Shares. The Company shall, so long as any portion of this Note is outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Conversion Amount of this Note then outstanding.

     viii. Voting Rights. Holders of this Note shall have no voting rights.

     ix. Restriction on Redemption and Cash Dividends with respect to Other Capital Stock. Until all of the principal and interest on this Note has been converted, redeemed or otherwise satisfied as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its Common Stock without the prior express written consent of the holders of not less than two-thirds (2/3) of the principal amount of the Notes then outstanding.

     x. Limitation on Number of Conversion Shares. The Company shall not be obligated to issue, in the aggregate, more than 2,172,690 shares of Common Stock (such amount to be proportionately and equitably adjusted from time to time in the event of stock splits, stock dividends, combinations, reverse stock splits, reclassification, capital reorganizations and similar events relating to the Common Stock if such adjustment would not result in the Company violating any Nasdaq rule limiting the number of shares of Common Stock issuable by the Company) (the "Nasdaq Cap") upon conversion of the Notes, if issuance of a larger number of shares of Common Stock would constitute a breach of the Company's obligations under the rules or regulations of The Nasdaq Stock Market, Inc. or any other principal securities exchange or market upon which the Common Stock becomes traded. The Nasdaq Cap shall be allocated among the Notes pro rata based on the aggregate principal amount of the Notes as of the Issuance Date.

     xi. Vote to Change the Terms of this Note. This Note and any provision hereof may only be amended by an instrument in writing signed by the Company and Holder and then only if such amendment is also offered to the other holders of the Notes then outstanding. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     xii. Lost or Stolen Notes. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Notes, the Company shall execute and deliver new notes of like tenor and date; provided, however, the Company shall not be obligated to re-issue notes if the holder contemporaneously requests the Company to convert such remaining principal amount into Common Stock.

     xiii. Payment of Collection, Enforcement and Other Costs. If: (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding;

          or (ii) an attorney is retained to represent the holder of this Note in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note; or
          (iii) an attorney is retained to represent the holder of this Note in any other proceedings whatsoever in connection with this Note, then the Company shall pay to the Holder all reasonable attorneys' fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

     xiv. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

     xv. Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the holder at the principal office of the Company, for a new Note or Notes (in principal amounts of at least $100,000) containing the same terms and conditions and representing in the aggregate the principal amount of this Note, and each such new Note will represent such portion of such principal amount as is designated by the holder at the time of such surrender. The date the Company initially issues this Note will be deemed to be the "Issuance Date" hereof regardless of the number of times a new Note shall be issued.

     xvi. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Purchase Agreement.

     xvii. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New York, without giving effect to provisions thereof regarding conflict of laws.


     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on the day and in the year first above written.

                                   PACIFIC AEROSPACE & ELECTRONICS, INC.


                                   By:      /S/ DONALD A. WRIGHT
                                      -----------------------------------------
                                      Name:  Donald A. Wright
                                      Title: President

                                      -30-